Exhibit 10.12

Execution Version

ELEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

AND WAIVER AND CONSENT AGREEMENT

THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER AND CONSENT AGREEMENT (“Amendment”) is dated to be effective as of the 23rd day of June, 2021 (“Effective Date”), by and between: (a) MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent (“Administrative Agent”); (b) the undersigned lenders (collectively, the “Lenders”) which are parties to the Credit Agreement; (c) GPB PRIME HOLDINGS, LLC (“GPB Prime”) and AUTOMILE PARENT HOLDINGS, LLC (“Parent Holdings Guarantor”), each a Delaware limited liability company (collectively, the “Guarantors”); and (d) AUTOMILE HOLDINGS, LLC (“Automile Holdings”), AUTOMILE TY HOLDINGS, LLC (“Toyota Holdings”), and AMR REAL ESTATE HOLDINGS, LLC (“AMR RE”), each a Delaware limited liability company, and their undersigned Subsidiaries signing this Amendment as a “Borrower” (together with Automile Holdings, Toyota Holdings, and AMR RE, collectively, the “Borrowers”). The Guarantors and the Borrowers are collectively referred to in this Amendment as the “Loan Parties.” The Administrative Agent and the Lenders are collectively referred to in this Amendment as the “Credit Parties.” The Borrowers, the Guarantors, and the Credit Parties are collectively referred to as the “Parties.”

RECITALS

The Administrative Agent, the Lenders party thereto, and the Loan Parties have entered into an Amended and Restated Credit Agreement dated as of October 4, 2017, as amended pursuant to a First Amendment and Waiver to Amended and Restated Credit Agreement dated as of December 15, 2017 (“First Amendment”), a Second Amendment to Amended and Restated Credit Agreement dated as of May 1, 2018 (“Second Amendment”), a Third Amendment to Amended and Restated Credit Agreement dated as of June 29, 2018 (“Third Amendment”), a Fourth Amendment to Amended and Restated Credit Agreement dated as of September 21, 2018 (“Fourth Amendment”), a Fifth Amendment to Amended and Restated Credit Agreement dated as of February 5, 2019 (“Fifth Amendment”), a Sixth Amendment to Amended and Restated Credit Agreement and Replacement of Equity Offset Agreement dated as of June 14, 2019 (“Sixth Amendment”), a Seventh Amendment to Amended and Restated Credit Agreement dated as of October 18, 2019 (“Seventh Amendment”), an Eighth Amendment to Amended and Restated Credit Agreement and Amendment to Security Agreement dated as of March 19, 2020 (“Eighth Amendment”), a Ninth Amendment to Amended and Restated Credit Agreement dated as of April 30, 2020 (“Ninth Amendment”), and a Tenth Amendment to Amended and Restated Credit Agreement dated as of September 4, 2020 (“Tenth Amendment,” and the aforesaid Amended and Restated Credit Agreement, as amended pursuant to the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, and Tenth Amendment, collectively, the “Credit Agreement”).

The Credit Agreement and the various other “Credit Documents,” as such term is defined in the Credit Agreement, are referred to herein, collectively, as the “Credit Documents.” All terms used in this Amendment without definition shall have the respective meanings given such terms in the Credit Agreement. Terms added or amended pursuant to Section 2 of this Amendment shall have the same meanings when used elsewhere in this Amendment.

The Loan Parties have requested certain amendments and consents under the Credit Agreement. The Administrative Agent and the undersigned Lenders have agreed to enter into this Amendment to provide the requested amendments and consents, in each case on terms and subject to the conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

AGREEMENT

Section 1.          Acknowledgment And Reaffirmation Of Obligations. Each of the Loan Parties acknowledges and affirms that: (a) the Credit Documents are the valid and binding obligation of each of them that is a signatory thereto; (b) the Credit Documents are enforceable in accordance with all stated terms; and (c) none of them has any defenses, claims of offset, or counterclaims against the enforcement of the Credit Documents in accordance with all stated terms.

Section 2.             Amendment And Modification of Credit Agreement.     The Credit Agreement is hereby amended as set forth below:

Section 2.01    Additional Definitions.    Section 1.02 of the Credit Agreement is hereby amended to add the following additional definitions:

“Eleventh Amendment” means the Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement dated as of the Eleventh Amendment Effective Date by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Eleventh Amendment Effective Date” means June 22, 2021.

“GPB AP” means GPB Automotive Portfolio, LP.

“GPB H2” means GPB Holdings, II, LP.

[*****]

[*****]

[*****]

“Monitor” means the independent Monitor, Joseph T. Gardemal III, appointed by order (the “Monitor Order”) of Judge Margo K. Brodie of the United States District Court for the Eastern District of New York, in the litigation before the United States District Court, Eastern District of New York, captioned Securities and Exchange Commission v. GPB Capital Holdings, LLC, et al. (Case Number 21-cv-00583-MKB-VMS), having the power and authority set forth in the Monitor Order including the authority to approve or disapprove any proposed material corporate transactions by GPB Capital and/or Highline Management, Inc., and their respective funds, portfolio companies (including GP AP and GP H2), or subsidiaries, or any other proposed material corporate transactions.

“Monitor Order” has the meaning given such term in the definition of “Monitor.”

“Rosenberg Claims” shall have the meaning assigned thereto in Section 6.05 of the Eleventh Amendment.

“Rosenberg Litigation” means (i) that certain Superior Court Civil Action No 1982-CV-0925 filed in the County of Norfolk, Commonwealth of Massachusetts by David Rosenberg & others vs. GPB Prime Holdings, LLC & others; and (ii) that certain JAMS Arbitration, Case No. 1400018385 styled David Rosenberg, Claimant versus Automile Holdings, LLC, Respondent.

“Rosenberg Obligations” means the Rosenberg Repurchase Agreement Obligations and the Rosenberg Other Obligations.

“Rosenberg Other Obligations” means all sums (other than the Rosenberg Repurchase Agreement Obligations) agreed in the Rosenberg Settlement Agreement (if entered into) to be payable to one or more members of the Rosenberg Group from the Loan Parties.

“Rosenberg Repurchase Agreement Obligations” means all sums agreed in the Rosenberg Settlement Agreement (if entered into) to be payable to one or more members of the Rosenberg Group under the Rosenberg Repurchase Agreement.

“Rosenberg Payment” means the payment to one or more members of the Rosenberg Group of the full amounts agreed to in the Rosenberg Settlement Agreement (if entered into) in consideration of the consummation of a settlement of all Rosenberg Claims which includes payment, settlement, and satisfaction (or deemed satisfaction) in full of the Rosenberg Obligations pursuant to the Rosenberg Settlement Agreement.

“Rosenberg Repurchase Agreement” means the Amended and Restated Repurchase Agreement effective as of March 1, 2019 among GPB Prime, Parent Holdings Guarantor, David Rosenberg, Rosenberg Family Nominee Trust, and Rosenberg Family Nominee Trust/Sawdran, as amended, restated, or otherwise modified.

“Rosenberg Settlement Agreement” has the meaning assigned thereto in Section 6.07 of this Agreement.

“Specified Distribution Conditions Precedent” has the meaning given such term in Section 6.07 of this Agreement.

Section 2.02    Amendment to Certain Definitions. The definitions set forth below are hereby amended as follows:

a.          The definition of “Maturity Date” is hereby amended to extend the Original Maturity Date from “February 24, 2022” to “December 31, 2022”.

b.          The definition of “Floor Plan Dollar Cap” is hereby amended and restated as set forth below:

“Floor Plan Dollar Cap” means Three Hundred Million Dollars ($300,000,000), as such amount may be decreased in accordance with Section 2.01.12(a) or temporarily increased pursuant to Section 2.01.5 or Section 2.01.6 of this Agreement.

For clarity, the reduction effected pursuant to the above amendment shall applied pro rata to the Floor Plan Commitments of all of the Lenders in accordance with their respective Floor Plan Commitment Percentages.

Section 2.03 Amendment to Section 6.07 (Restricted Payments). Section 6.07 of the Credit Agreement is hereby amended to delete the last paragraph thereof, and to replace clauses “(d)” and “(e)” thereof with the following:

(d)            The Loan Parties may declare and make cash distributions of up to an aggregate amount of $15,000,000 to GPB AP and GPB H2, such distributions to occur not more than quarterly at the end of a Fiscal Quarter; provided that in each case and with respect to each such payment all applicable Specified Distribution Conditions Precedent shall have been satisfied.

(e)             The Loan Parties may declare and make Restricted Payments to one or more members of the Rosenberg Group for the purpose of full and final settlement of the Rosenberg Litigation and satisfaction of amounts agreed in the Rosenberg Settlement Agreement (if entered into) to be payable to one or more members of the Rosenberg Group; provided that (i) the amount of such Restricted Payments, together with any other payments made to any member of the Rosenberg Group in connection with the Rosenberg Settlement Agreement (if entered into) shall not exceed the amount set forth on Schedule 6.07(e) attached hereto, and (ii) with respect to such Restricted Payments all applicable Specified Distribution Conditions Precedent shall have been satisfied.

As used in this Section, “Specified Distribution Conditions Precedent” means: (i) the Administrative Agent shall have received appropriate documentation and consent of the Monitor to each such Restricted Payment, (ii) the first $15,000,000 of aggregate Restricted Payments made pursuant to clauses (d) and (e) above shall be matched dollar for dollar with a mandatory prepayment of the Mortgage Loans to be applied in the inverse order of scheduled maturities, (iii) no Default or Event of Default shall have occurred and be continuing or would result from giving effect to such Restricted Payment, and GPB Prime and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 6.15 of this Agreement as of the most recently ended Fiscal Quarter prior to and upon giving effect to such Restricted Payment; (iv) the amounts of the all Restricted Payments permitted pursuant to clauses (d) and (e) above, including the Rosenberg Payment in respect of the Rosenberg Obligations shall be included in the calculation of the Fixed Charge Coverage Ratio (All Cash Dividends) set forth in Section 6.15.3 hereof, (v) as evidence of compliance with clauses (iii) and (iv), the Loan Parties shall have delivered to the Administrative Agent and the Lenders a pro forma Compliance Certificate for such Fiscal Quarter demonstrating the absence of any Default or Event of Default and including full pro forma compliance with all financial covenants set forth in Section 6.15 hereof, upon giving effect to such Restricted Payment, and (vi) with respect to the Restricted Payment pursuant to clause (e) of this Section, (A) a certificate of a Responsible Officer of the Borrower Representative (x) certifying on behalf of all Loan Parties that any and all of the Rosenberg Claims and Rosenberg Obligations have been fully settled and shall be considered satisfied upon receipt of the Rosenberg Payment, and all Rosenberg Litigation shall immediately thereafter be dismissed of record with prejudice, and (y) attaching thereto a copy of a fully executed settlement agreement between the applicable Loan Parties, their relevant Affiliates, and the applicable members of the Rosenberg Group covering all of the Rosenberg Claims and Rosenberg Obligations and including a release and covenant not to sue from David Rosenberg and the members of the Rosenberg Group identified in Schedule 6.05 hereof for the benefit of all of the Loan Parties and their officers, directors, agents, shareholders and Affiliates (“Rosenberg Settlement Agreement”) and (B) a release and covenant not to sue from David Rosenberg and the members of the Rosenberg Group identified in Schedule 6.05 hereof, for the benefit of all Credit Parties and each of their respective officers, directors, employees, attorneys, and agents, and in each case with respect to the certificates, agreements (including the Rosenberg Settlement Agreement), releases and other documents referenced this definition of Specified Distribution Conditions Precedent in form and substance reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, execution and delivery of the Rosenberg Settlement Agreement shall be a condition precedent to any Restricted Payment pursuant to Section 6.07(e).

Section 2.04    Amendment to Section 10.01 (Waivers and Amendments). Section 10.01 of the Credit Agreement is hereby amended to change the word “and” appearing at the end of clause (f) to the word “or,” and to add thereafter the following additional clause “(g)”:

(g) any requests for distributions and other Restricted Payments other than the distributions and other Restricted Payments permitted under Section 6.07 (including but not limited to any request for any increase in the distribution or other Restricted Payments limits set forth in Section 6.07(d) and (e)) as in effect on the Eleventh Amendment Effective Date shall require the consent of all Lenders, and

Section 2.05    Amendment and Restatement of Schedule 1.03; Addition of Schedule 6.07(e). In accordance with Section 4 below, Schedule 1.03 to the Credit Agreement is hereby amended and restated in its entirety in by Schedule 1.03 attached hereto. Schedule 6.07(e) is hereby added to the Credit Agreement.

Section 3.        Termination of Unused Delayed Draw Facility Commitments Under the Delayed Draw Facility. No future advances shall be made under the Delayed Draw Facility. All unused Delayed Draw Facility Commitments are hereby terminated and the resulting reductions in the Delayed Draw Facility Commitments shall be applied pro rata to the Delayed Draw Facility Commitments of all of the Lenders in accordance with their respective Delayed Draw Facility Commitment Percentages.

Section 4.        Designation of Certain Additional Unrestricted Subsidiaries. The Loan Parties have requested, in view of the administrative burden and added expense of maintaining such entities as active registered organizations, the consent of the undersigned Lenders to the designation of certain Subsidiaries of Automile Holdings and Toyota Holdings set forth on Schedule 4 attached hereto and listed as numbered items 4 – 16 on Schedule 1.03 attached hereto, as Unrestricted Subsidiaries (collectively, “Additional Unrestricted Subsidiaries”), rather than Borrowers. Such designation shall be effective as of the Effective Date, shall continue with respect to any Additional Unrestricted Subsidiary only for so long as such Additional Unrestricted Subsidiary continues to satisfy all requirements to qualify as an Unrestricted Subsidiary under the terms of the Credit Agreement, and each Additional Unrestricted Subsidiary shall be subject to all terms and provisions applicable to Unrestricted Subsidiaries under the Credit Agreement. The Loan Parties hereby represent and warrant to the Credit Parties that (a) Disposition of assets of such Additional Unrestricted Subsidiaries has occurred in accordance with the terms set forth in the Credit Agreement or pursuant to a specific consent granted by the Lenders, (b) as of the Effective Date, the Additional Unrestricted Subsidiaries have no assets or liabilities (other than as liabilities as Loan Parties under the Credit Agreement), (c) each of the Additional Unrestricted Subsidiaries shall be merged, consolidated, or dissolved in accordance with Section 6.04(a) of the Credit Agreement, and (d) the Loan Parties shall make commercially reasonable efforts to complete such merger, consolidation, or dissolution of the Additional Unrestricted Subsidiaries as soon as practicable.

Section 5.         Certain Consents and Waivers.

Section 5.01    Annual Financial Statement Delivery. Pursuant to Section 5.08.2(b) of the Credit Agreement, the Borrowers were required to deliver audited financial statements for GPB Prime and its Subsidiaries within one hundred twenty (120) after the end of Fiscal Year 2020. The Borrower Representative had requested from the Administrative Agent and the Lenders an extension for delivery of same until May 31, 2021, and the audited consolidated financial statements of GPB Prime Holdings LLC – Audit as of and for the year ended December 31, 2020 were issued by CliftonLarsenAllen LLP dated May 11, 2021 (“GPB Prime 2020 CLA Audited Financial Statements”) and delivered to the Administrative Agent and the Lenders. Subject to the terms and conditions set forth in this Amendment, the undersigned Lenders waive any Event of Default arising out of the late delivery of the GPB Prime 2020 CLA Audited Financial Statements described in this Section.

Section 5.02   Annual Financial Statement Qualification. Section 5.08(b) of the Credit Agreement requires that annual audited financial statements of GPB Prime and its Subsidiaries be issued without a “going concern” or like qualification. The GPB Prime 2020 CLA Audited Financial Statements include an emphasis-of-matter paragraph for a going concern (the “2020 Emphasis-of-Matter Paragraph”) arising from scheduled termination of the Credit Agreement, including floor plan financing and the maturity date of long-term debt, occurring on the Original Maturity Date (being February 24, 2022 prior to giving effect to this Amendment). To address the 2020 Emphasis-of-Matter Paragraph, the Borrower Representative had requested from the Administrative Agent and the Lenders the extension of the Original Maturity Date provided in Section 2.02.a. of this Amendment. Subject to the terms and conditions set forth in this Amendment, the undersigned Lenders hereby waive any Event of Default arising out of inclusion of the 2020 Emphasis-of-Matter Paragraph in the GPB Prime 2020 CLA Audited Financial Statements described in this Section.

Section 5.03    Subaru Guaranty Agreement. The Borrower Representative advised the Administrative Agent on or about May 3, 2021 that officers of the Borrower Representative had become aware that GPB Prime had entered into a Guaranty and Surety Agreement dated February 18, 2021 in favor of Subaru Acceptance Corporation (“SAC Guaranty Agreement”) in support of two Subaru dealership companies which are not Borrowers under the Credit Agreement. The Borrower Representative further advised that arrangements were in process to obtain the release of GPB Prime from the SAC Guaranty Agreement, given that it was not permitted under the Credit Agreement. As advised by the Borrower Representative and set forth in the GPB Prime 2020 CLA Audited Financial Statements, effective May 6, 2021, GPB Prime was replaced as a guarantor under the SAC Guaranty Agreement and its obligations thereunder were terminated. Subject to the terms and conditions set forth in this Amendment, the undersigned Lenders hereby waive any Event of Default arising out of execution and delivery by GPB Prime of the SAC Guaranty Agreement as described in this Section.

Section 6.        Representations And Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the amendments and modifications set forth herein, each of the Loan Parties make the following representations and warranties to the Credit Parties, as of the Effective Date and upon giving effect to this Amendment:

Section 6.01    Authority And Good Standing. Each of them has the power to enter into this Amendment and to perform all of its obligations hereunder. Each of the Loan Parties: (a) has duly authorized the entry into and performance of this Amendment; (b) is in good standing in the jurisdiction of its organization; and (c) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

Section 6.02   Accuracy Of Information. All information and data submitted by or on behalf of the Loan Parties in connection with this Amendment and the transactions contemplated herein are true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 6.03   Pending Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any of the Loan Parties threatened, against any Loan Party or any assets of any Loan Party, the adverse determination of which would be reasonably expected to have a Material Adverse Effect except as set forth in Schedule 6.03 attached hereto. No judgments have been entered against any of the Loan Parties which would result in an Event of Default under Section 7.01.5 of the Credit Agreement.

Section 6.04     Events of Default. No Defaults or Events of Default exist.

Section 6.05    Rosenberg Claims. Attached hereto as Schedule 6.05 is a list of all actions, suits, proceedings, litigation, claims, counterclaims, or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or mediation, or before any court or other Governmental Authority, by David Rosenberg or any other Person included in the Rosenberg Group against any of the Loan Parties or any of their Affiliates, or any of their respective properties or revenues, including but not limited to, any of same arising out of the Rosenberg Purchase Agreement or the wrongful dismissal lawsuit or other action by David Rosenberg or the Rosenberg Group against any of the Loan Parties or their Affiliates (all of the foregoing, collectively, the “Rosenberg Claims").

Section 7.            Conditions Precedent. The effectiveness of this Amendment and the agreements of the Administrative Agent and the Lenders hereunder are subject to the following conditions precedent:

(a)        Closing Submissions. The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals), unless otherwise specified, each properly executed by a Responsible Officer of the applicable signing Loan Party, each dated either the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i) this Amendment executed by Administrative Agent, the Lenders, and each of the Loan Parties, and the fee letter executed between the Administrative Agent, the Arrangers, and the Loan Parties;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Loan Party is a party;

(iii) certificates of good standing evidencing for each Loan Party from its jurisdiction of incorporation or formation and for each jurisdiction in which the conduct of its business requires qualification to do business (as determined by the Loan Parties in accordance with the Credit Agreement);

(iv) (x) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under Flood Laws, about special flood hazard area status and flood disaster assistance duly executed by each Loan Party, to the extent applicable, and (z) if any building on an improved Real Property encumbered by any Mortgage is located in a Special Flood Hazard Area, a flood insurance policy on terms reasonably satisfactory to the Administrative Agent and each Lender.

(b)        Prepayment of Term Loans. Prepayment in full of the principal amount outstanding under the Term Loans.

(c)        Payment of Floor Plan Committed Loans. Payment in full of such principal amount of outstanding Floor Plan Committed Loans required to effectuate the permanent reduction in Floor Plan Commitments resulting from the reduction in the Floor Plan Dollar Cap pursuant to Section 2.02.b. of this Amendment.

(d)        Fees. The Eleventh Amendment Fee and all other fees required to be paid on or before the Effective Date to the Administrative Agent, the Lenders, or the Arrangers pursuant to Section 9 below and pursuant to the Fee Letter between the Administrative Agent, the Arrangers, and Borrower Representative shall have been paid by, or on behalf of, the Loan Parties.

(e)        Credit Party Expenses. The Borrower Representative shall have paid, or caused to be paid, all Credit Party Expenses (including, in the case of attorneys’ fees, directly to counsel to the Administrative Agent, if requested by the Administrative Agent).

Section 8.             Additional Terms, Conditions, and Covenants.

(a)         Monitor. The Monitor (including Alvarez & Marsal) shall remain in place until the [*****] occurs.

(b)        [*****]

(c)        OEM Reporting. On a bi-weekly basis, the Loan Parties shall provide the Administrative Agent with a report of the status of all Manufacturers Agreements, and promptly upon receipt (but, in any event, not less frequently than bi- weekly) shall provide the Administrative Agent with copies of all material communications from or to Manufacturers, material pleadings and orders in any lawsuits, arbitrations, or regulatory or state proceedings in connection with any Franchise Agreement or Framework Agreement.

(d)        [*****] In the event the Loan Parties fail timely to do so, on such date (i) the rates of interest applicable to all Credit Facilities shall, without any requirement of prior notice, be increased by fifty (50) Basis Points above the rates otherwise in effect, and (ii) a fee shall be payable to each Lender in an amount equal to twenty-five (25) Basis Points times the Total Credit Exposure of such Lender.

(e)         [*****]In the event the Loan Parties fail timely to do so, on such date (i) the rates of interest applicable to all Credit Facilities shall, without any requirement of prior notice, be increased by twenty-five (25) Basis Points above the rates otherwise in effect, and (ii) a fee shall be payable to each Lender in an amount equal to twenty-five (25) Basis Points times the Total Credit Exposure of such Lender.

Section 9.            Eleventh Amendment Fee. The Borrower Representative and the other Loan Parties hereby agree to pay to the Administrative Agent for the accounts of each of the Lenders approving this Amendment, an amendment fee (“Eleventh Amendment Fee”) in an amount equal to ten (10) basis points times the aggregate amount of such Lender’s Total Credit Exposure, calculated after giving immediate effect to the reduction of the Floor Plan Commitments (including payments, if required, of Floor Plan Committed Loans), the termination of unused Delayed Draw Facility Commitments, and the repayment of the Term Loans, in each case as effected pursuant to this Amendment. The Eleventh Amendment Fee shall be due and payable on the Effective Date and as a condition precedent to this Amendment. Payment of the Eleventh Amendment Fee shall, upon receipt thereof by the respective recipient, be non-refundable and shall, upon payment, be the sole and absolute property of such recipient, as applicable. No portion of the payment on account of the Eleventh Amendment Fee, shall be applied or considered a payment of the Credit Party Expenses for which the Borrower Representative or any of the Loan Parties is obligated under the terms of the Credit Agreement or this Amendment.

Section 10.          Further Assurances. Each of the Loan Parties agrees to execute and deliver to the Administrative Agent such documents as may, from time to time, be reasonably requested by the Administrative Agent in order to amend and modify the Credit Agreement and the other Credit Documents as contemplated by this Amendment.

Section 11.           No Novation; No Refinance; No Impairment of Security Interest. It is the intent of each of the Parties hereto that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the Loans or the Credit Documents or of any of the obligations owed by any of the Loan Parties to the Credit Parties or to be a refinance of any of the Obligations. This Amendment shall not release, limit or impair in any way the effectiveness and priority of the security interests, mortgages, pledges, assignments, and other Liens in the Collateral granted, described, and provided in the Credit Agreement and the other Credit Documents for the benefit of the Secured Parties as security for the Obligations, all of which security interests, mortgages, pledges, assignments, and other Liens shall continue unimpaired in full force and effect and are hereby ratified and confirmed.

Section 12.          Limited Amendment, Consent, and Waiver. Except to the extent amended pursuant to Section 2 of this Amendment, all of the terms, covenants, conditions, and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Loan Parties which is a party thereto. Except for the consents and waivers granted pursuant to Sections 4 and 5 of this Amendment, nothing herein shall constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents, and each of the Loan Parties hereby ratifies and confirms all of the Credit Documents to which it is a party, after giving effect to all amendments set forth in Section 2 hereof and the consents and waivers set forth in Sections 4 and 5 hereof. Except as set forth in Section 2.02.a. hereof, this Amendment shall not extend the terms of the Credit Documents or the Maturity Date of any of the Loans or other Obligations. No failure or delay by any of the Credit Parties in the exercise or enforcement of any of their rights under the Credit Agreement or any other Credit Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. Any such consent or waiver must be specific and in writing to be binding upon the Credit Parties and no such consent or waiver shall constitute, unless specifically so expressed in writing by the Administrative Agent, a future consent to, or waiver of, performance or exact performance by the Loan Parties. No consent, amendment, waiver, or other agreement hereunder shall constitute a course of dealing. On and after the Effective Date, this Amendment shall for all purposes constitute a Credit Document.

Section 13.          Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the Parties and their respective successors and assigns.

Section 14.           Reimbursement of Administrative Agent’s Expenses. The Borrower Representative agrees to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, for all Credit Party Expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment, and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein.

Section 15.          Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the State of New York (“Governing State”). Each of the Parties irrevocably consents to the non-exclusive jurisdiction of the courts of the Governing State sitting in New York County and the United States District Court for the Southern District of New York, and any appellate court from any thereof. Each of the Parties agrees that venue shall be proper in any State court of the Governing State sitting in New York County or in any United States District Court for the Southern District of New York and waives any right to object to the maintenance of a suit in any of such state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

Section 16.           RELEASE. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AMENDMENT, EACH OF THE LOAN PARTIES FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS), ARISING OUT OF A COMMISSION OR OMISSION OF THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS EXISTING OR OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE, WHICH ANY OF THE LOAN PARTIES, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY SUCH CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE CREDIT DOCUMENTS, THIS AMENDMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL SUCH CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 17.          Counterparts And Delivery. This Amendment may be executed and delivered in counterparts, (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment electronically or via facsimile shall be just as effective as the delivery of a manually executed counterpart of this Amendment. Further, each person executing this letter agrees that the electronic signatures, whether pdf, scanned, digital, encrypted, captured or otherwise attached or imposed hereto, are intended to authenticate this Amendment and to have the same force and effect of manual signatures. By signing below, each person, in their individual capacity, executing this letter represents and warrants to and covenants to the Credit Parties that said signer is executing this Amendment on behalf of a Borrower or Guarantor and is duly authorized and empowered to do so and to bind such Borrower and/or Guarantor to the terms hereof.

Section 18.          Waiver of Jury Trial. All Parties to this Amendment waive the right to a trial by jury in any action brought to enforce or construe this Amendment or which otherwise arises out of or relates to this Amendment or the transactions contemplated herein.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement:

IN WITNESS WHEREOF, the Parties have executed this Amendment with the specific intention of creating a document under seal to be effective as of the date first above written.

GPB PRIME:
GPB PRIME HOLDING, LLC.
a Delware Limited Liability Company

By:	/s/ Todd R. Skelton
Todd R. Skelton,
Chief Executive Officer

PARENT HOLDINGS GUARANTOR:
AUTOMILE PARENT HOLDINGS , LLC,
a Delaware limited liability company

By:	/s/ Todd R. Skelton
Todd R. Skelton,
Chief Executive Officer

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

BORROWERS:

AUTOMILE TY HOLDINGS, LLC.
AMR AUTO HOLDINGS - PA, LLC,			AMR AUTO HOLDINGS- LN, LLC,
AMR AUTO HOLDINGS - VH, LLC,			LUPO LLC,
SACO AUTO HOLDINGS - VW, LLC,			AMR AUTO HOLDINGS - BG, LLC,
HANOVER AUTOMOTIVE HOLDINGS, LLC,			AMR AUTO HOLDINGS - NC, LLC,
AMR AUTO HOLDINGS - SM, LLC,			AM R AUTO HOLDINGS - MW, LLC,
AMR AUTO HOLDINGS - VWN, LLC,			AUTOMILE HOLDINGS, - AC, LLC,
Each a Delaware limited liability company			AMR AUTO HOLDINGS - HN, LLC,
AMR AUTO HOLDINGS - MH, LLC,
By:	/s/ Kevin P. Westfall		AMR AUTO HOLDINGS - FA, LLC,
	Kevin P. Westfall,		AMR AUTO HOLDINGS - MM, LLC,
	Interim CEO		AMR AUTO HOLDINGS - FLMM, LLC,
AMR AUTO HOLDINGS - HN, LLC,
AMR REAL ESTATE HOLDINGS, LLC,			SAWDRAN, LLC,
A Delaware limited liability company			AMR AUTO HOLDINGS - PO, LLC,
AMR AUTO HOLDINGS - LC, LLC,
By:	/s/ Todd R. Skelton		AMR AUTO HOLDINGS - JS, LLC,
	Todd R. Skelton		AMR AUTO HOLDINGS - MINR, LLC,
	Chief Executive Officer		AMR AUTO HOLDINGS - LH, LLC,
AMR AUTO HOLDINGS - MN, LLC,
AMR AUTO HOLDINGS - BN, LLC,
SACO AUTO HOLDINGS - BR, LLC,
SACO AUTO HOLDINGS - HNR, LLC,
Each a Delaware limited liability company

		By:	/s/ Todd R. Skelton
Todd R. Skelton,
Chief Executive Officer

AUTOMILE HOLDINGS, LLC,
A Delaware limited liability company

		By:	/s/ Todd R. Skelton
Todd R. Skelton
Chief Executive Officer

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

BORROWER REPRESENTATIVE:

AUTOMILE HOLDINGS, LLC,
A Delaware limited liability company

By:	/s/ Todd R. Skelton
Todd R. Skelton,
Chief Executive Officer

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, In Its Capacity as Administrative Agent

By:	/s/ John E. Brissette,
John E. Brissette,
Vice President

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, As a Lender

By:	/s/ John E. Brissette,
John E. Brissette,
Vice President

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

LENDER:

TRUIST BANK,
As a Lender,

By:	/s/ MICHAEL WAUSH
	Name:	MICHAEL WAUSH
	Tittle:	SENIOR VICE PRESIDENT

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

LENDER:

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
As a Lender

By:	/s/ Robert Rappold
Name:	Robert Rappold
Title:	Credit Manager- National Accounts

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

LENDER:

TOYOTA MOTOR CREDIT CORPORATION,
As a Lender

By:	/s/ Gerald Jules
Gerald Jules,
National Manager, National Accounts

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

LENDER:

NYCB SPECIALTY FINANCE COMPANY, LLC, a wholly owned subsidiary of New York Community
As a Lender

By:	/s/ Mark C. Mazmanian
Mark C. Mazmanian,
First Senior Vice President

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

LENDER:

KEYBANK NATIONAL ASSOCIATION,
As a Lender

By:	/s/ Andrew Scott
Name:	Andrew Scott
Title:	SVP

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

LENDER:

TD BANK, N.A.,
As a Lender

By:	/s/ Katherine Brutelle
Name:	Katherine Brutelle
Title:	VP

Signature Page to Eleventh Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

LENDER:

VW CREDIT, INC.,
As a Lender

By:	/s/ William J Zozokar
Name:	William J Zozokar
Title:	SMCC

SCHEDULE 1.03

UNRESTRICTED SUBSIDIARIES

1.	AMR AUTO HOLDINGS – IN, LLC
2.	AMR AUTO HOLDINGS – KH, LLC
3.	AMR Automotive Reinsurance Limited
4.	AMR AUTO HOLDINGS – TY, LLC
5.	AMR AUTO HOLDINGS – TH, LLC
6.	AMR AUTO HOLDINGS – TO, LLC
7.	AMR AUTO HOLDINGS – ACII, LLC
8.	AMR AUTO HOLDINGS – SB, LLC
9.	AMR AUTO HOLDINGS – HD, LLC
10.	AMR AUTO HOLDINGS – SN, LLC
11.	STARETZ, LLC
12.	AMR AUTO HOLDINGS – VS, LLC
13.	AMR AUTO HOLDINGS – SH, LLC
14.	AMR AUTO HOLDINGS – CH, LLC
15.	PRIME FLIP, LLC
16.	AMR AUTO HOLDINGS – WPWN, LLC

Schedule 4

Additional Unrestricted Subsidiaries

Entity	Dealership
AMR Auto Holdings – ACII, LLC	Prime Acura North
AMR Auto Holdings – SB, LLC	Prime Subaru Hudson
AMR Auto Holdings – HD, LLC	Prime Hyundai South
Staretz, LLC	Prime Hyundai
Prime Flip, LLC	N/A (Prime Flip Subscription Program)
AMR Auto Holdings – TY, LLC	Prime Toyota – Boston
AMR Auto Holdings – TO, LLC	Orleans Toyota
AMR Auto Holdings – TH, LLC	Hyannis Toyota
AMR Auto Holdings – SN, LLC	White River Subaru
AMR Auto Holdings – SH, LLC	Subaru Hyannis
AMR Auto Holdings – CH, LLC	Prime Chevrolet
AMR Auto Holdings – WPWN, LLC	N/A
AMR Auto Holdings – VS, LLC	Volvo Southborough

Schedule 6.03

Pending Proceedings

None.

Schedule 6.05

Rosenberg Claims

Matter	Action Type	Commencement
David Rosenberg; The Rosenberg Family Nominee Trust; and the Rosenberg Family Nominee Trust/Sawdran, Plaintiffs, v. GPB Prime Holdings, LLC and Automile Parent Holdings, LLC., Defendants, Norfolk, Massachusetts Superior Court Civil Action No: 1982-CV-0925	Civil Action	7/19/19; Amended 11/26/19
David Rosenberg, Claimant, v. Automile Holdings, LLC, Respondent, JAMS Boston, JAMS Arbitration, Case No. 1400018385	Arbitration proceeding for disputes under Rosenberg employment agreement.	Amended Demand for Arbitration filed 6/8/2020